UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 23, 2008
(Date of earliest event reported)

HIRERIGHT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-33613

Delaware	33-0465016
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5151 California Avenue, Irvine, California 92617

www.hireright.com
(Address of principal executive offices, including zip code)

(949) 428-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On July 23, 2008, HireRight, Inc., a Delaware corporation (the “Company”), US Investigations Services, LLC, a Delaware limited liability company (“USIS”) and Hercules Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of USIS, entered into an Amendment (the “Amendment”) to the Agreement and Plan of Merger, dated as of June 9, 2008, by and among such parties (the “Merger Agreement”) to increase the consideration payable to the Company’s stockholders from $15.60 in cash to $18.75 in cash, in each case without interest.

In addition, the Amendment provides for a one-tier termination fee of $6,500,000 in lieu of the previous two-tier termination fee structure, which included an early termination fee of $1,950,000 and a termination fee of $5,365,000 in the case of certain other events.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 9, 2008 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

2.1        Amendment to the Agreement and Plan of Merger, dated as of July 23, 2008, by and among HireRight, Inc., Hercules Acquisition Corp. and US Investigations Services, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRERIGHT, INC., a Delaware corporation

By:	/s/ Eric J. Boden
Eric J. Boden
Chief Executive Officer

Date:  July 24, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amendment to the Agreement and Plan of Merger, dated as of July 23, 2008, by and among HireRight, Inc., Hercules Acquisition Corp. and US Investigations Services, LLC.